EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-38028, No. 333-86015, and 333-100081) on Form S-8 of United Community Financial Corp. of our reports dated March 14, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of United Community Financial Corp. appearing in this Annual Report on Form 10-K.

/s/    Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

March 14, 2014